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                                                                   EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-32708, 33-96916, and 333-32712 of Eagle Point Software Corporation on Form S-8 of our reports dated July 27, 2001 and October 12, 2001, as to Note 9 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 9) appearing in this Annual Report on Form 10-K/A of Eagle Point Software Corporation for the year ended June 30, 2001.


Deloitte & Touche LLP

Des Moines, Iowa
October 17, 2001